    As filed with the Securities and Exchange Commission on October 23, 1998
                                                          Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                       FELCOR LODGING TRUST INCORPORATED
                      (formerly FelCor Suite Hotels, Inc.)
             (Exact name of registrant as specified in its charter)

               MARYLAND                    545 E. JOHN CARPENTER FRWY. , SUITE 1300                     75-2541756
    (State or other jurisdiction of                   IRVING, TEXAS 75062                            (I.R.S. Employer
    incorporation or organization)                       (972) 444-4900                             Identification No.)

                       (Address, including ZIP Code, and
                     telephone number, including area code,
                      of registrant's principal executive
                                    offices)

     FELCOR SUITE HOTELS, INC. 1998 RESTRICTED STOCK AND STOCK OPTION PLAN
                            (Full title of the plan)
                            -----------------------

                              LAWRENCE D. ROBINSON
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       FELCOR LODGING TRUST INCORPORATED
                    545 E. JOHN CARPENTER FRWY., SUITE 1300
                              IRVING, TEXAS 75062
                    (Name and address of agent for service)
                                 (972) 444-4900
         (Telephone number, including area code, of agent for service)
                            -----------------------
                                    Copy to:
                               ROBERT W. DOCKERY
                              JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION
                          1445 ROSS AVENUE, SUITE 3200
                            DALLAS, TEXAS 75202-2799
                            -----------------------


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                         PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES          AMOUNT TO BE             OFFERING PRICE          AGGREGATE OFFERING             AMOUNT OF
     TO BE REGISTERED          REGISTERED(1)(2)          PER SHARE (3)(4)            PRICE (3)(4)           REGISTRATION FEE (4)
-----------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.01
    par value per share        1,000,000 Shares              $25.463                 $25,463,020                  $7,079
===================================================================================================================================

(1) The securities to be registered consist of an aggregate of 1,000,000 shares reserved for issuance under the FelCor Suite Hotels, Inc. 1998 Restricted Stock and Stock Option Plan (the "Plan").
(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)   Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933. Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on (i)712,000 shares reserved for issuance under the Plan at a price per share of $21.4375, which is the average of the high and low prices of the Common Stock reported on the New York Stock Exchange as of October 19, 1998, which is a date within five business days prior to the date of filing this Registration Statement, and (ii) 288,000 shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at a price of $35.415 per share, which is the weighted average exercise price per share under such outstanding options.

================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I of Form S-8 (Items 1 and 2) to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         FelCor Lodging Trust Incorporated, formerly known as FelCor Suites Hotels, Inc. (the "Company"), hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K and Forms 10-K/A for the year ended December 31, 1997.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (3) The Company's Quarterly Report on Form 10-Q filed for the quarter ended June 30, 1998.

         (4) The Company's Current Report on Form 8-K dated June 30, 1997 and filed with the Commission on July 11, 1997 and amended on August 14, 1997.

         (5) The Company's Current Report on Form 8-K dated March 24, 1998 and filed with the Commission on April 23, 1998.

         (6) The Company's Current Report on Form 8-K dated May 7, 1998 and filed with the Commission on May 29, 1998.

         (7) The Company's Current Report on Form 8-K dated July 27, 1998 and filed with the Commission on August 10, 1998.

         (8) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

         Any statement contained herein, or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Charter of the Company generally limits the liability of the Company's directors and officers to the Company and the stockholders for money damages to the fullest extent permitted from time to time by the laws of the state of Maryland. The Charter also provides generally for the indemnification of directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with any proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

         The Company may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         (a)      Exhibits.

                  The following documents are filed as a part of this registration statement.

       Exhibit              Description of Exhibit
       -------              ----------------------

         3.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of the Company, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997 and Articles of Merger and attached Articles of Amendment dated July 27, 1998 (filed as Exhibit
                    3.1 to the Company's Form 8-K dated July 27, 1998 and incorporated herein by reference).

         3.2 Bylaws of the Company, as amended (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-11 (File No. 33-98332) and incorporated herein by reference).

         4.1        Form of Share Certificate for Common Stock (filed as
                    Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference).

         4.2        FelCor Suite Hotels, Inc. 1998 Restricted Stock and Stock
                    Option Plan

         5.1        Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2       Consent of PricewaterhouseCoopers LLP

         23.3       Consent of Arthur Andersen LLP

         24 Power of Attorney (included with signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)        The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 22, 1998:


                             FELCOR LODGING TRUST INCORPORATED
                             a Maryland corporation


                             By:  /s/ Lawrence D. Robinson
                                -----------------------------------
                                Lawrence D. Robinson
                                Senior Vice-President and General Counsel

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Randall L. Churchey and Lawrence
D. Robinson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


SIGNATURE                                            CAPACITY                                DATE
---------                                            --------                                ----
/s/ Donald J. McNamara                      Chairman of the Board and Director          October 22, 1998
-----------------------------
Donald J. McNamara


/s/ Thomas J. Corcoran, Jr.                 President and Chief Executive               October 22, 1998
-----------------------------               Officer and Director
Thomas J. Corcoran, Jr.


/s/ Randall L. Churchey                     Senior Vice President and Chief             October 22, 1998
-----------------------------               Financial Officer
Randall L. Churchey


/s/ Lester C. Johnson                       Vice President and Controller               October 22, 1998
-----------------------------               (Principal Accounting Officer)
Lester C. Johnson


-----------------------------               Director                                    October ___, 1998
Richard S. Ellwood


/s/ Richard O. Jacobson                     Director                                    October 22, 1998
-----------------------------
Richard O. Jacobson


/s/ Charles A. Ledsinger, Jr.               Director                                    October 22, 1998
-----------------------------
Charles A. Ledsinger, Jr.


/s/ Robert H. Lutz, Jr.                     Director                                    October 22, 1998
-----------------------------
Robert H. Lutz, Jr.


/s/ Charles N. Mathewson                    Director                                    October 20, 1998
-----------------------------
Charles N. Mathewson


-----------------------------               Director                                    October ___, 1998
Thomas A. McChristy


/s/ Richard C. North                        Director                                    October 21, 1998
-----------------------------
Richard C. North


/s/ Michael D. Rose                         Director                                    October 20, 1998
-----------------------------
Michael D. Rose


                               INDEX TO EXHIBITS


       Exhibit           Description of Exhibit
       -------           ----------------------

         3.1 Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of the Company, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997 and Articles of Merger and attached Articles of Amendment dated July 27, 1998 (filed as Exhibit 3.1 to the Company's Form 8-K dated July 27, 1998 and incorporated herein by reference).

         3.2              Bylaws of the Company, as amended (filed as Exhibit
                          3.2 to the Company's Registration Statement on Form S-11 (File No. 33-98332) and incorporated herein by reference).

         4.1              Form of Share Certificate for Common Stock (filed as
                          Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference).

         4.2              FelCor Suite Hotels, Inc. 1998 Restricted Stock and
                          Stock Option Plan

         5.1              Opinion of Jenkens & Gilchrist, a Professional
                          Corporation

         23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

         23.2             Consent of PricewaterhouseCoopers LLP

         23.3             Consent of Arthur Andersen LLP

         24 Power of Attorney (included with signature page of this Registration Statement)